MUELLER WATER PRODUCTS REPORTS
2018 FIRST QUARTER RESULTS

Increased Net Sales 6.6%
Earned Net Income per Diluted Share of $0.34, Driven by a Tax Benefit
Delivered Adjusted Net Income per Diluted Share of $0.06

ATLANTA, GA, February 1, 2018 - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal 2018 first quarter ended December 31, 2017, net sales were $178.3 million and net income was $55.1 million, which included an income tax benefit of $42.6 million for remeasuring the Company's net deferred income tax liabilities due to recently enacted federal income tax legislation.
In the 2018 first quarter, the Company:

•	Increased net sales $11.1 million, or 6.6 percent, to $178.3 million, as compared with $167.2 million in the prior year quarter.

•
Improved operating income 45.8 percent to $20.7 million, as compared with $14.2 million in the prior year quarter. Adjusted operating income was $15.6 million in the quarter and $15.5 million in the prior year quarter.

•
Increased income from continuing operations to $55.1 million from $5.4 million in the prior year quarter, and increased adjusted net income 39.7 percent to $8.8 million, as compared with $6.3 million in the prior year quarter.

•	Sold an idle property for a gain of $9.0 million and incurred other charges of $3.9 million, which were primarily related to its previously announced strategic reorganization.

•
Generated net income per diluted share of $0.34 and adjusted net income per diluted share of $0.06, as compared with both net income per diluted share and adjusted net income per diluted share of $0.04 in the prior year quarter.

“I was pleased by the 6.6 percent growth in net sales. We had a strong increase in Infrastructure driven by higher shipment volumes, last year’s addition of Singer Valve and favorable pricing. These factors were partially offset by lower shipment volumes in Technologies’ meter business,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products. “We delivered continued manufacturing productivity improvements this quarter; however, they were not enough to offset the impact of substantially higher material costs.
“The new tax legislation will be an ongoing benefit to the Company’s liquidity and earnings. We expect our full year 2018 effective income tax rate, excluding the one-time effects of adoption, will be between 26 and 29 percent. We will continue to balance our capital allocation among strategic investments to strengthen and grow the business and return cash to stockholders through share repurchases and dividends. We repurchased $10 million in shares during the first quarter, and we recently declared a 25 percent increase in our quarterly dividend.

“We remain confident in our ability to deliver both strong consolidated net sales growth and conversion margin improvement for 2018, driven by healthy end markets and continued execution of our strategic initiatives.”
Consolidated Results
Net sales for the 2018 first quarter increased $11.1 million, or 6.6 percent, to $178.3 million, as compared with $167.2 million in the 2017 first quarter.
Adjusted operating income was $15.6 million for the 2018 first quarter and $15.5 million in the 2017 first quarter.
Segment Results
Infrastructure
Net sales for the 2018 first quarter increased $13.8 million, or 9.4 percent, to $160.1 million, as compared with $146.3 million in the 2017 first quarter, primarily due to higher shipment volumes, the addition of Singer Valve’s net sales and favorable pricing.
Adjusted operating income for the 2018 first quarter increased 6.8 percent to $28.1 million, as compared with $26.3 million in the 2017 first quarter. Adjusted operating income increased primarily due to higher shipment volumes, favorable pricing and manufacturing productivity improvements, which were partially offset by higher material costs.
Technologies
Net sales for the 2018 first quarter decreased $2.7 million to $18.2 million, as compared with $20.9 million in the 2017 first quarter. While Echologics’ net sales increased, this growth was more than offset by a decline in Mueller Systems’ net sales.
Adjusted operating losses were $4.6 million in the 2018 first quarter and $2.2 million in the 2017 first quarter. This decline in adjusted operating results was primarily due to lower shipment volumes at Mueller Systems.
Interest Expense, Net
Interest expense, net for the 2018 first quarter decreased to $5.2 million, as compared with $6.4 million in the 2017 first quarter, primarily due to higher interest income this year.
Income Taxes
On December 22, 2017, tax legislation was enacted that made significant revisions to federal income tax laws, including lowering the corporate income tax rate to 21 percent from 35 percent, overhauling the taxation of income earned outside the United States and eliminating or limiting certain deductions. Since the effective date of the tax rate change was January 1, 2018, the Company is subject to a blended federal statutory tax rate of 24.5 percent throughout fiscal 2018.

For the 2018 first quarter, the Company reported a net income tax benefit of $39.8 million, which was driven by a benefit of $42.6 million related to remeasurement of its net deferred income tax liabilities using the enacted tax rates in effect when the Company expects to recognize the related tax expenses or benefits. Other than this remeasurement benefit, income tax expense was $2.8 million, or 18.3 percent of income before income taxes. This rate differs from the blended rate primarily due to the impacts of state income taxes and discrete items, particularly certain effects of stock compensation transactions. For the 2017 first quarter, income tax expense was 28.0 percent of income before income taxes.
Also under this legislation, the Company is subject to a one-time transition tax on undistributed foreign earnings, but the amount of this tax is not reasonably estimable at this time. Accordingly, no provision for this tax has been recorded, but will be recorded later in 2018.
Discontinued Operations
The Company sold its Anvil business in the 2017 second quarter. Amounts applicable to Anvil have been classified as discontinued operations.
Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s results as determined under GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company's ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Friday, February 2, 2018 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-380-8124. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, particularly statements regarding the impact of new tax legislation. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Media Contact:

Yolanda Kokayi
Director - Communications
770-206-4131
ykokayi@muellerwp.com

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	September 30,
	2017	2017
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$348.3	$361.7
Receivables, net	107.4	145.3
Inventories	155.2	138.9
Other current assets	26.5	24.4
Total current assets	637.4	670.3
Property, plant and equipment, net	122.3	122.3
Intangible assets	434.6	439.3
Other noncurrent assets	25.9	26.4
Total assets	$1,220.2	$1,258.3

Liabilities and equity:
Current portion of long-term debt	$5.6	$5.6
Accounts payable	51.3	82.5
Other current liabilities	46.1	53.5
Total current liabilities	103.0	141.6
Long-term debt	474.3	475.0
Deferred income taxes	76.2	115.1
Other noncurrent liabilities	32.4	37.1
Total liabilities	685.9	768.8

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 158,539,376 and 158,590,383 shares outstanding at December 31, 2017 and September 30, 2017, respectively	1.6	1.6
Additional paid-in capital	1,482.4	1,494.2
Accumulated deficit	(900.5)	(955.6)
Accumulated other comprehensive loss	(50.2)	(51.8)
Total Company stockholders’ equity	533.3	488.4
Noncontrolling interest	1.0	1.1
Total equity	534.3	489.5
Total liabilities and equity	$1,220.2	$1,258.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
	December 31,
	2017	2016
	(in millions, except per share amounts)
Net sales	$178.3	$167.2
Cost of sales	122.9	115.4
Gross profit	55.4	51.8
Operating expenses:
Selling, general and administrative	39.8	36.3
Gain on sale of idle property	(9.0)	—
Strategic reorganization and other charges	3.9	1.3
Total operating expenses	34.7	37.6
Operating income	20.7	14.2
Pension costs other than service	0.2	0.3
Interest expense, net	5.2	6.4
Income before income taxes	15.3	7.5
Income taxes:
Recurring-basis income tax expense (1)	2.8	2.1
Income tax benefit from remeasuring deferred income tax balances (2)	(42.6)	—
Total income tax expense (benefit)	(39.8)	2.1
Income from continuing operations	55.1	5.4
Income from discontinued operations	—	1.3
Net income	$55.1	$6.7

Net income per basic share:
Continuing operations	$0.35	$0.03
Discontinued operations	—	0.01
Net income	$0.35	$0.04

Net income per diluted share:
Continuing operations	$0.34	$0.03
Discontinued operations	—	0.01
Net income	$0.34	$0.04

Weighted average shares outstanding:
Basic	158.5	161.8
Diluted	160.0	164.6

Dividends declared per share	$0.04	$0.03

(1) Effective tax rates for the first quarter are generally lower than the full-year rate due to the impact of discrete items during the quarter, particularly certain effects of stock compensation transactions.

(2) U.S. federal income tax legislation was enacted during the quarter ended December 31, 2017 that reduced the federal income tax rate, which required a remeasurement of net deferred tax liabilities to reflect the enacted tax rates in effect when the Company expects to recognize the related tax expenses or benefits.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended
	December 31,
	2017	2016
	(in millions)
Operating activities:
Net income	$55.1	$6.7
Less income from discontinued operations	—	1.3
Income from continuing operations	55.1	5.4
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation	4.9	4.9
Amortization	5.7	5.4
Stock-based compensation	2.0	1.8
Retirement plans	0.7	0.8
Deferred income taxes	(39.7)	(2.1)
Gain on sale	(9.0)	—
Other, net	0.7	0.3
Changes in assets and liabilities, net of acquisitions:
Receivables	38.4	27.4
Inventories	(16.3)	(12.2)
Other assets	(0.8)	(0.8)
Liabilities	(41.2)	(50.8)
Net cash provided by (used in) operating activities of continuing operations	0.5	(19.9)
Investing activities:
Capital expenditures	(6.4)	(4.2)
Proceeds from sales of assets	7.4	—
Net cash provided by (used in) investing activities of continuing operations	1.0	(4.2)
Financing activities:
Dividends	(6.3)	(4.8)
Employee taxes related to stock-based compensation	(1.8)	(2.5)
Repayments of debt	(1.2)	(1.3)
Issuance of common stock	4.3	0.4
Stock repurchased under buyback program	(10.0)	—
Other	—	0.1
Net cash used in financing activities of continuing operations	(15.0)	(8.1)
Net cash flows from discontinued operations:
Operating activities	—	12.4
Investing activities	—	(2.1)
Financing activities	—	(0.1)
Net cash provided by discontinued operations	—	10.2
Effect of currency exchange rate changes on cash	0.1	(0.7)
Net change in cash and cash equivalents	(13.4)	(22.7)
Cash and cash equivalents at beginning of period	361.7	195.0
Cash and cash equivalents at end of period	$348.3	$172.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$160.1	$18.2	$—	$178.3

Gross profit	$52.5	$2.9	$—	$55.4
Selling, general and administrative expenses	24.4	7.5	7.9	39.8
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	—	0.1	3.8	3.9
Operating income (loss) (1)	$28.1	$(4.7)	$(2.7)	$20.7

Operating margin	17.6%	(25.8)%		11.6%

Capital expenditures	$4.8	$1.5	$0.1	$6.4

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$55.1
Income tax benefit from remeasuring deferred income tax balances				(42.6)
Gain on sale of idle property				(9.0)
Strategic reorganization and other charges				3.9
Income tax benefit of adjusting items				1.4
Adjusted net income				$8.8

Weighted average diluted shares outstanding				160.0

Adjusted net income per diluted share				$0.06

Net income				$55.1
Income tax benefit (1)				(39.8)
Interest expense, net (1)				5.2
Pension costs other than service				0.2
Operating income (loss)	$28.1	$(4.7)	$(2.7)	20.7
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	—	0.1	3.8	3.9
Adjusted operating income (loss)	28.1	(4.6)	(7.9)	15.6
Pension costs other than service	(0.1)	—	(0.1)	(0.2)
Depreciation and amortization	9.1	1.4	0.1	10.6
Adjusted EBITDA	$37.1	$(3.2)	$(7.9)	$26.0

Adjusted operating margin	17.6%	(25.3)%		8.7%

Adjusted EBITDA margin	23.2%	(17.6)%		14.6%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$37.1	$(3.2)	$(7.9)	$26.0
Three prior quarters’ adjusted EBITDA	168.2	(3.6)	(26.3)	138.3
Trailing twelve months’ adjusted EBITDA	$205.3	$(6.8)	$(34.2)	$164.3

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.6
Long-term debt				474.3
Total debt				479.9
Less cash and cash equivalents				348.3
Net debt				$131.6

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.8x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$0.5
Less capital expenditures				(6.4)
Free cash flow				$(5.9)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2016
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$146.3	$20.9	$—	$167.2

Gross profit	$47.6	$4.2	$—	$51.8
Selling, general and administrative expenses	21.3	6.4	8.6	36.3
Other charges	0.1	—	1.2	1.3
Operating income (loss) (1)	$26.2	$(2.2)	$(9.8)	$14.2

Operating margin	17.9%	(10.5)%		8.5%

Capital expenditures	$3.0	$1.1	$0.1	$4.2

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$6.7
Income from discontinued operations (after tax)				(1.3)
Other charges				1.3
Income tax benefit of adjusting items				(0.4)
Adjusted net income				$6.3

Weighted average diluted shares outstanding				164.6

Adjusted net income per diluted share				$0.04

Net income				$6.7
Income from discontinued operations (after tax)				(1.3)
Income tax expense (1)				2.1
Interest expense, net (1)				6.4
Pension costs other than service				0.3
Operating income (loss)	$26.2	$(2.2)	$(9.8)	14.2
Other charges	0.1	—	1.2	1.3
Adjusted operating income (loss)	26.3	(2.2)	(8.6)	15.5
Pension costs other than service	(0.1)	—	(0.2)	(0.3)
Depreciation and amortization	9.0	1.2	0.1	10.3
Adjusted EBITDA	$35.2	$(1.0)	$(8.7)	$25.5

Adjusted operating margin	18.0%	(10.5)%		9.3%

Adjusted EBITDA margin	24.1%	(4.8)%		15.3%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended December 31, 2016
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Adjusted EBITDA	$35.2	$(1.0)	$(8.7)	$25.5
Three prior quarters’ adjusted EBITDA	164.1	(3.2)	(26.5)	134.4
Trailing twelve months’ adjusted EBITDA	$199.3	$(4.2)	$(35.2)	$159.9

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$5.6
Long-term debt				478.0
Total debt				483.6
Less cash and cash equivalents				172.3
Net debt				$311.3

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				1.9x

Reconciliation of free cash flow to net cash used in operating activities of continuing operations:
Net cash used in operating activities of continuing operations				$(19.9)
Less capital expenditures				(4.2)
				$(24.1)